UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 29, 2013

Dynamic Materials Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-8328	84-0608431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5405 Spine Road
Boulder, Colorado 80301
(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2013, upon the authorization of the Compensation Committee of the Board of Directors of Dynamic Materials Corporation (the “Company”), the Company issued 30,000 shares of restricted stock to Richard A. Santa, the Company’s Senior Vice President and Chief Financial Officer, as a retention bonus through 2016 as the Company engages Mr. Santa in developing and implementing its senior leadership succession plan.  The shares will vest in full upon (i) the date Mr. Santa retires from employment with the Company on or after December 19, 2016, (ii) the date Mr. Santa retires from employment with the Company provided that such date is at least 18 months following May 29, 2013 and the Board of Directors of the Company has approved such retirement date, or (iii) the date that the Company terminates Mr. Santa’s employment without Cause, as such term is defined in the Employment Agreement dated January 18, 2013 between Mr. Santa and the Company. The equity award was made pursuant to the Dynamic Materials Corporation 2006 Stock Incentive Plan (the “Plan”), subject to the terms of the Plan and the award agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC MATERIALS CORPORATION

Dated: May 30, 2013	By:	/s/ Kevin Longe
Kevin Longe
President and Chief Executive Officer